EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Wells Fargo Commercial Mortgage Trust 2017-RB1 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Greystone Servicing Company LLC (as successor to C-III Asset Management LLC), as Special Servicer, Wilmington Trust, National Association, as Trustee, Trimont Real Estate Advisors, LLC, as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for The Summit Birmingham Mortgage Loan, Wilmington Trust, National Association, as Trustee for The Summit Birmingham Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for The Summit Birmingham Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for The Summit Birmingham Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for The Summit Birmingham Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Anaheim Marriott Suites Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Anaheim Marriott Suites Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Anaheim Marriott Suites Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Anaheim Marriott Suites Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Anaheim Marriott Suites Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 1166 Avenue of the Americas Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 1166 Avenue of the Americas Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 1166 Avenue of the Americas Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 1166 Avenue of the Americas Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the 1166 Avenue of the Americas Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the KOMO Plaza Mortgage Loan, Wilmington Trust, National Association, as Trustee for the KOMO Plaza Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the KOMO Plaza Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the KOMO Plaza Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the KOMO Plaza Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Merrill Lynch Drive Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Merrill Lynch Drive Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Merrill Lynch Drive Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Merrill Lynch Drive Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Merrill Lynch Drive Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 340 Bryant Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 340 Bryant Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 340 Bryant Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 340 Bryant Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the 340 Bryant Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Art Van Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Art Van Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Art Van Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Art Van Portfolio Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the Art Van Portfolio Mortgage Loan.

Dated: March 12, 2021

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)